Exhibit 24

POWER OF ATTORNEY


   WHEREAS, each individual, entity, or group of entities, set forth in Exhibit A hereto (each, a "Grantor") has appointed Kevin M. Meagher with full power of substitution, for the Grantor and in her or its name, to notify companies and to sign such notices, filings or amendments thereto, in respect of interests in shares held, directly or beneficially, by the Grantor, pursuant to the laws and regulations of countries and other jurisdictions within the U.S. and other jurisdictions within North America, Central America, South America, Bermuda, and the Caribbean (collectively, the "Applicable Countries"), as shall from time to time be applicable to the Grantor.

   NOW, THEREFORE, the undersigned hereby constitutes and appoints each of Christopher Gouveia and Bryan Comtois as his substitute, to have all the powers of the undersigned regarding filings required with respect to each Grantor by the laws and regulations within the Applicable Countries.

   The Power of Attorney granted herein shall remain in full force and effect only for such time as the undersigned shall continue to be an officer of Fidelity Management & Research Company LLC, provided that, notwithstanding the foregoing, this Power of Attorney may be revoked in whole or in part at any time by the undersigned in writing.

By /s/ Kevin M. Meagher
Kevin M. Meagher
Chief Compliance Officer of Fidelity Management & Research Company LLC



Dated: January 7, 2021

Exhibit A

1. Abigail P. Johnson
2. FMR LLC
3. Fidelity Management & Research Company LLC
4. Strategic Advisers LLC
5. Fidelity Management Trust Company
6. Fidelity Management & Research (Hong Kong) Limited
7. Fidelity Management & Research (Japan) Limited
8. FMR Investment Management (UK) Limited
9. Fidelity Management & Research (Canada) ULC
10. Fidelity Investments Canada ULC
11. Fidelity Personal and Workplace Advisors LLC
12. Crosby Advisors LLC
13. Impresa Management LLC and the collective investment vehicles for which Impresa Management LLC acts as manager, general partner or general partner of the general partner
14. The Fidelity Equity and High Income Funds for which Fidelity Management & Research Company LLC serves as investment adviser
15. The Fidelity Fixed Income and Asset Allocation Funds for which Fidelity Management & Research Company LLC serves as investment adviser
16. The Funds for which Strategic Advisers LLC serves as investment adviser
17. FIAM Holdings LLC, FIAM LLC and Fidelity Institutional Asset Management Trust Company
18. FIL Limited and each of its direct and indirect subsidiaries
19. Pandanus Associates, Inc. and Pandanus Partners L.P.